                                      FIFTH
                                    AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               VORNADO REALTY L.P.
                  ---------------------------------------------

                            Dated as of March 3, 1999

                  ---------------------------------------------

         THIS FIFTH AMENDMENT TO THE SECOND AMENDED AND
RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF VORNADO REALTY
L.P. (this "Amendment") is hereby adopted by Vornado Realty Trust, a Maryland real estate investment trust (defined therein as the "General Partner"), as the general partner of Vornado Realty L.P., a Delaware limited partnership (the "Partnership"). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., as amended by the Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 16, 1997, and further amended by the Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 1, 1997, and the Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 12, 1998, and the Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 30, 1998 (as so amended and as the same may be further amended, the "Agreement").

         WHEREAS, the General Partner desires to establish and set forth the terms of a new series of Partnership Interests designated as Series E-1 Convertible Preferred Units (the "Series E-1 Preferred Units");

         WHEREAS, concurrently herewith, the Partnership and Commonwealth Atlantic Properties Inc., a Virginia corporation ("CAPI"), are entering into an Asset Contribution Agreement pursuant to which the Partnership agreed to acquire CAPI's interests in certain Crystal City commercial and hotel assets in exchange for the issuance by the

Partnership to CAPI of 4,998,000 Series E-1 Preferred Units;

         WHEREAS, Section 4.2.A of the Agreement grants the General Partner authority to cause the Partnership to issue interests in the Partnership to a person other than the General Partner in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion so long as the issuance does not violate
Section 4.2.E of the Agreement.

         WHEREAS, the General Partner has determined that the establishment and issuance of the Series E-1 Preferred Units will not violate Section 4.2.E of the Agreement.

         WHEREAS, the General Partner desires to amend the Agreement to set forth the terms of the Series E-1 Preferred Units.

         WHEREAS, Section 14.1.B of the Agreement grants the General Partner power and authority to amend the Agreement without the consent of any of the Partnership's limited partners if the amendment does not adversely affect or eliminate any right granted to a limited partner pursuant to any of the provisions of the Agreement specified in Section 14.1.C or Section 14.1.D of the Agreement as requiring a particular minimum vote; and

         WHEREAS, the General Partner has determined that the amendment effected hereby does not adversely affect or eliminate any of the limited partner rights specified in Section 14.1.C or Section 14.1.D of the Agreement;

         NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

         1. The exhibit attached to this Amendment as Attachment 1 is hereby added to the Agreement as Exhibit L thereof.

         2. Section 4.2 of the Agreement is hereby supplemented by adding the following paragraph to the end thereof:

         "J. Issuance of Series E-1 Preferred Units. The Partnership is authorized to issue a series designated as "Series E-1 Convertible Preferred Units", which units shall have the terms set forth in Exhibit L attached hereto and made part hereof."

         3. In making distributions pursuant to Section 5.1.B of the Agreement, the General Partner of the Partnership shall take into account the provisions of Paragraph 2 of Exhibit L to the Agreement, including, but not limited to, Paragraph 2.F(ii) thereof.

         4. Section 8.6 of the Agreement is hereby supplemented by adding the following paragraph to the end thereof:

         "I. Series E-1 Preferred Unit Exception. Holders of Series E-1 Preferred Units shall not be entitled to the Redemption Right provided for in Section 8.6.A of this Agreement."

         5. Section 11.3.E of the Agreement is hereby amended to delete the proviso contained therein. As amended, Section 11.3.E now reads:

         "E. No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion."

         6. Certain Pledged Interests. To secure its obligations under that certain Promissory Note, dated as of the date hereof, made by Commonwealth Atlantic Properties Inc. ("CAPI") in favor of the Partnership, CAPI, a Limited Partner, is pledging 1,098,667 of the Series E-1 Preferred Units being issued to it concurrently herewith (represented by Certificate Nos. RE1P-1 and RE1P-2) pursuant to a Pledge and Security Agreement, dated as of the date hereof, by CAPI in favor of the Partnership.

         7. Exhibit A of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit A attached hereto as Attachment 2.

         8. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

                          SIGNATURES ON FOLLOWING PAGE

         IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.

                                             VORNADO REALTY TRUST


                                             By: Irwin Goldberg
                                                 -------------------------------
                                                 Name: Irwin Goldberg
                                                 Title: Vice President

                                                                    Attachment 1

                                    EXHIBIT L
                  DESIGNATION OF THE PREFERENCES, RESTRICTIONS,
                     LIMITATIONS AS TO DISTRIBUTIONS, TERMS
                   AND CONDITIONS OF REDEMPTION, VOTING POWERS
                            AND OTHER QUALIFICATIONS

                                     OF THE

                     SERIES E-1 CONVERTIBLE PREFERRED UNITS


1.                Definitions.

                  When used herein, the following terms shall have the definitions set forth below; all other capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement and the Exhibits thereto.

                  "Common Shares" shall mean the common shares of beneficial interest of the General Partner, par value $.04 per share.

                  "Conversion Price" shall mean the price per Class A Unit at which the Series E-1 Preferred Units are redeemable by the Partnership or the General Partner pursuant to Paragraph 2.E(i)(a) below. The initial Conversion Price shall be $44.00 per Class A Unit (equivalent to a conversion rate of 1.1364 Class A Units for each Series E-1 Preferred Unit). The Conversion Price is subject to adjustment as provided in Paragraph 2.E(vi) below.

                  "Distribution Payment Date" shall mean the first calendar day of January, April, July and October, in each year, commencing on April 1, 1999; provided, however, that if any Distribution Payment Date falls on any day other than a Business Day the distribution payment due on such Distribution Payment Date shall be paid on the first Business Day immediately following such Distribution Payment Date.

                  "Distribution Periods" shall mean quarterly distribution periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the Initial Distribution Period).

                  "Initial Distribution Period" shall mean the quarterly distribution period commencing March 3, 1999 and ending on (and including) March 31, 1999.

                  "Junior Units" shall have the meaning set forth in Paragraph 2.F(c) below.

                  "Liquidation Preference" shall have the meaning set forth in Paragraph 2.C(i) below.

                  "Parity Units" shall have the meaning set forth in Paragraph 2.F(b) below.

                  "Partnership Redemption Date" shall have the meaning set forth in Paragraph 2.D(iii) below.

                  "Series B Preferred Units" means collectively, the Partnership's outstanding Series B-1 Preferred Units and Series B-2 Restricted Preferred Units, the terms of which are which set forth in Exhibit I to the Partnership Agreement.

                  "Series E-1 Notice of Redemption" shall have the meaning set forth in Paragraph 2.E(i)(a).

                  "Series E-1 Preferred Unit" means a Partnership Unit issued by the Partnership under the designation "Series E-1 Convertible Preferred Unit" and having the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in this Exhibit.

                  "Series E-1 Redeeming Partner" shall have the meaning set forth in Paragraph 2.E(i)(a) hereof.

                  "Series E-1 Redemption Right" shall have the meaning set forth in Paragraph 2.E(i)(a) hereof.

                  "Series E-1 Specified Redemption Date" shall mean: (A) in the event of the exercise of a Series E-1 Redemption Right pursuant to Paragraph 2.E(i)(a)(x), the tenth Business Day after receipt by the General Partner of a Series E-1 Notice of Redemption; and (B) in the event of the exercise of a Series E-1 Redemption Right pursuant to Paragraph 2.E(i)(a)(y), the sixtieth day after receipt by the General Partner of a Series E-1 Notice of Redemption in respect of the Series E-1 Preferred Units; provided, however, that if the redemption in question will constitute a "block transfer" as defined in Treasury Regulation Section 1.7704-1(2) the Series E-1 Specified Redemption Date shall mean the tenth Business Day after receipt by the General Partner of a Series E-1 Notice of Redemption relating thereto.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Partnership or the General Partner on behalf of the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the General Partner, the allocation of funds to be so paid on any series or class of Partnership Units; provided, however, that if any funds for any class or series of Junior Units or any class or series of Partnership Units ranking on a parity with the Series E-1 Preferred Units as to the payment of distributions are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series E-1 Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                  "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which the securities are traded.


2.                Terms of the Series E-1 Preferred Units.

                  A. Number. As of the close of business on the date of the amendment pursuant to which this Exhibit was adopted, the total number of Series E-1 Preferred Units issued and outstanding will be up to 4,998,000. The General Partner may issue additional Series E-1 Preferred Units from time to time in accordance with the terms of the Agreement, and in connection with any such additional issuance the General Partner shall revise Exhibit A to the Agreement to reflect the total number of Series E-1 Preferred Units then issued and outstanding.

                  B. Distributions. (i) The holders of Series E-1 Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, distributions payable in cash at the rate per annum of: (a) 6.00% of the Liquidation Preference (as defined below) ($3.00 per Series E-1 Preferred
Unit) for distributions paid in respect of the period from the date of issuance through, but excluding, the first anniversary of that date, (b) 6.25% of the Liquidation Preference ($3.125 per Series E-1 Preferred Unit) for distributions paid in respect of the period from the first anniversary of the date of issuance through, but excluding, the second anniversary of that date, (c) 6.50% of the Liquidation Preference ($3.25 per Series E-1 Preferred Unit) for distributions paid in respect of the period from the second anniversary of the date of issuance through, but excluding, the seventh anniversary of the date of issuance, and (d) 6.75% of the Liquidation Preference ($3.375 per Series E-1 Preferred Unit) for distributions paid in respect of any period thereafter (the applicable rate, the "Annual Distribution Rate"). Such distributions shall be cumulative from the date of issuance and shall be payable quarterly, when, as and if authorized and declared by the General Partner, in arrears on each Distribution Payment Date commencing on the first Distribution Payment Date after the date of issuance of the Series E-1 Preferred Units; provided that the amount per Series E-1 Preferred Unit to be paid in respect of the Initial Distribution Period shall be determined in accordance with paragraph (ii) below. Accumulated and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date.

                  (ii) The amount of distribution per Series E-1 Preferred Unit accruing in each full Distribution Period shall be computed by dividing the applicable Annual Distribution Rate by four and multiplying the quotient by the Liquidation Preference, it being understood that distributions accruing in any Distribution Period in which the Annual Distribution Rate changes shall be determined using the blended average of the applicable Annual Distribution Rates for such period, determined pro rata based on the number of days in the Distribution Period that each Annual Distribution Rate was in force and assuming a Distribution Period of 90 days. The amount of distributions payable on the Series E-1 Preferred Units for the Initial Distribution Period and for any other period shorter or longer than a full Distribution Period shall be computed on the basis of the actual number of days in such period and a 360-day year of twelve 30-day months. The holders of Series E-1 Preferred Units shall not be entitled to any distributions, whether payable in cash, property or securities, in excess of cumulative distributions, as herein provided, on the Series E-1 Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series E-1 Preferred Units that may be in arrears.

                  (iii) So long as any Series E-1 Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any series or class or classes of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series E-1 Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date on such class or series of Parity Units (as defined below), except in the case of distributions on the Series B-2 Restricted Preferred Units to the extent not paid due to a lack of funds in the Nongovernmental Account. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series E-1 Preferred Units and all distributions declared upon any other series or class or classes of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series E-1 Preferred Units and such Parity Units, except in the case of distributions on the Series B-2 Restricted Preferred Units to the extent not paid due to a lack of funds in the Nongovernmental Account.

                  (iv) So long as any Series E-1 Preferred Units are outstanding, no distributions (other than distributions paid solely in Junior Units or options, warrants or rights to subscribe for or purchase Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired by the Partnership or the General Partner (other than pursuant to Section 8.6 of the Agreement or another redemption, purchase or other acquisition right granted concurrently with the issuance of such Junior Units), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Partnership or the General Partner, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (a) the full cumulative distributions on all outstanding Series E-1 Preferred Units and any other Parity Units of the Partnership shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series E-1 Preferred Units and all past distribution periods with respect to such Parity Units, except to the extent that distributions on the Series B-2 Restricted Preferred Units are not then able to be paid owing to a lack of funds in the Nongovernmental Account, and (b) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series E-1 Preferred Units and any Parity Units, except to the extent that distributions on the Series B-2 Restricted Preferred Units are not then able to be paid owing to a lack of funds in the Nongovernmental Account.

                  C. Liquidation Preference. (i) In the event of any liquidation, dissolution or winding up of the Partnership or the General Partner, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Units, holders of the Series E-1 Preferred Units shall be entitled to receive Fifty Dollars ($50.00) per Series E-1 Preferred Unit (the "Liquidation Preference") plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the holders of such units; but the holders of the Series E-1 Preferred Units shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Partnership or the General Partner, the assets of the Partnership, or proceeds thereof, distributable to the holders of the Series E-1 Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the

Series E-1 Preferred Units and the holders of any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series E-1 Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Paragraph 2.C, (i) a consolidation or merger of the Partnership or the General Partner with one or more entities, (ii) a statutory share exchange by the Partnership or the General Partner and (iii) a sale or transfer of all or substantially all of the Partnership's or the General Partner's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership or General Partner.

                  (ii) Subject to the rights of the holders of Partnership Units of any series or class or classes ranking on a parity with or prior to the Series E-1 Preferred Units upon any liquidation, dissolution or winding up of the General Partner or the Partnership, after payment shall have been made in full to the holders of the Series E-1 Preferred Units as provided in this Paragraph, any series or class or classes of Junior Units shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E-1 Preferred Units shall not be entitled to share therein.

                  D. Redemption of the Series E-1 Preferred Units. (i) The Series E-1 Preferred Units shall not be redeemable by the Partnership prior to March 3, 2004. On and after March 3, 2004, the General Partner may, at its option, cause the Partnership to redeem all or any portion of the Series E-1 Preferred Units for cash in an amount set forth in paragraph D(ii) below and subject to the other provisions of this Paragraph 2.D.

                  (ii) Upon redemption of Series E-1 Preferred Units by the Partnership on the Partnership Redemption Date (as defined below) pursuant to this Paragraph 2.D, each holder of a Series E-1 Preferred Unit so redeemed shall receive cash in the amount of $50 per Unit plus all accrued and unpaid distributions (whether or not declared) in arrears for any Distribution Period or portion thereof ending on or prior to the Partnership Redemption Date (the "Series E-1 Redemption Price"). If the Partnership Redemption Date falls after the record date for a distribution payment and before the related Distribution Payment Date, the holder of the Series E-1 Preferred Units to which such redemption applies shall be entitled to such distributions notwithstanding the redemption of such Series E-1 Preferred Units. Except as provided above and in clause (v) below, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E-1 Preferred Units called for redemption.

                  (iii) If fewer than all of the outstanding Series E-1 Preferred Units held by persons other than the General Partner are to be redeemed, the Series E-1 Preferred Units to be redeemed from each such holder (other than the General Partner, it being understood that the Partnership may elect to redeem all of the Series E-1 Preferred Units held by the General Partner prior to redeeming any other Series E-1 Preferred Units) shall be selected pro rata as nearly as practicable without creating fractional units. Any notice of redemption delivered pursuant to this Paragraph 2.D(iii) will be mailed by the Partnership, by certified mail, postage prepaid, not less than 10 nor more than 60 days prior to the date upon which such redemption is to occur, which date shall be a date that, as of the mailing of the notice, the Partnership, in its sole judgment, reasonably expects will be a Business Day (the "Partnership Redemption Date"), addressed to each holder of record of the Series E-1 Preferred Units at such holder's address as it appears on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series E-1 Preferred Units. In addition to any information required by law, each such notice shall state: (a) the Partnership Redemption Date, (b) the Series E-1 Redemption Price, (c) the aggregate number of Series E-1 Preferred Units to be redeemed and, if fewer than all of the outstanding Series E-1 Preferred Units are to be redeemed, the number of Series E-1 Preferred Units to be redeemed held by such holder, which number shall to the extent practicable be such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series E-1 Preferred Units not held by the General Partner that the total number of Series E-1 Preferred Units held by such holder represents and determined as nearly as practicable without creating fractional interests) of the aggregate number of Series E-1 Preferred Units held by persons other than the General Partner to be redeemed, (d) the place or places where such Series E-1 Preferred Units are to be surrendered for payment of the amount payable upon redemption and (e) that payment of such amount will be made upon presentation and surrender of such Series E-1 Preferred Units.

                  (iv) Such Series E-1 Preferred Units as may be held by the General Partner may be redeemed, in whole or in part, at the option of the General Partner, at any time, upon payment by the Partnership to the General Partner of the Series E-1 Redemption Price with respect to such Series E-1 Preferred Units.

                  (v) On and after a Partnership Redemption Date, distributions will cease to accumulate on the Series E-1 Preferred Units called for redemption, unless the Partnership defaults in payment of the full redemption price therefor. If, notwithstanding the Partnership's expectation when it established a Partnership Redemption Date, any date fixed for redemption of Series E-1 Preferred Units is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the originally scheduled redemption date. If payment of the Series E-1 Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series E-1 Preferred Units will continue to accumulate from the originally scheduled redemption date to the date of payment, in which case the actual payment date will be considered the Partnership Redemption Date for purposes of calculating the Series E-1 Redemption Price.

                  (vi) If full cumulative distributions on the Series E-1 Preferred Units and any other series or class or classes of Parity Units of the Partnership have not been paid or declared and set apart for payment, then except in fulfilment of an exercise of the redemption rights set forth in Paragraph 2.E below or, in the case of Parity Units, the exercise of any similar redemption, conversion or other similar option granted concurrently with the issuance of such Parity Units, and except to the extent that such distributions or amounts distributable on the Series B-2 Restricted Preferred Units may not be payable due to a lack of funds in the Nongovernmental Account, the Partnership may not redeem Series E-1 Preferred Units held by persons other than the General Partner or any Parity Units and neither the Partnership nor the General Partner may purchase, redeem or otherwise acquire Series E-1 Preferred Units or any Parity Units other than in exchange for Junior Units.

                  (vii) If fewer than all the Series E-1 Preferred Units represented by any certificate are redeemed, the Partnership shall issue new certificates representing the unredeemed Series E-1 Preferred Units without cost to the holders thereof.

                  E.  Series E-1 Preferred Unit Holder Redemption Right.

                  (i) General. (a) Commencing on the earlier of May 1 or November 1 first following the first anniversary of the date of issuance, and subject to the remainder of this Paragraph 2.E, a holder of the Series E-1 Preferred Units shall have the right (the "Series E-1 Redemption Right") to require the Partnership to redeem Series E-1 Preferred Units held by it on the Series E-1 Specified Redemption Date for, at the holder's election, either (x) the number of fully paid and non-assessable Class A Units obtained by dividing the aggregate Liquidation Preference of the Series E-1 Preferred Units being redeemed by the Conversion Price (as in effect at the time and on the Series E-1 Specified Redemption Date) or (y) cash at a redemption price obtained by multiplying the number of Class A Units that would have been receivable under the preceding clause (x) by the Value on the redemption date of one Common Share. Upon such redemption the Partnership shall also pay the partner exercising the Series E-1 Redemption Right (the "Series E-1 Redeeming Partner") any accumulated and unpaid distributions (whether or not declared) for the Series E-1 Preferred Units for any Distribution Period ending prior to the Series E-1 Specified Redemption Date. Any such Series E-1 Redemption Right shall be exercised pursuant to a notice of redemption comparable to the Notice of Redemption required under Section 8.6 of the Agreement (such notice, a "Series E-1 Notice of Redemption") delivered to the Partnership (with a copy to the General Partner) by the Series E-1 Redeeming Partner. In addition, except as otherwise provided herein to the contrary, any redemption pursuant to the Series E-1 Redemption Right shall be subject to all of the provisions of the Agreement limiting redemptions under Paragraph 8.6 of the Agreement as if it were a redemption under that section.

                  (b)The Series E-1 Redeeming Partner shall have no right with respect to any Series E-1 Preferred Units so redeemed to receive any distributions paid after the Series E-1 Specified Redemption Date, unless the record date for the distribution preceded the Series E-1 Specified Redemption Date. If the record date for such distribution was a date prior to the Series E-1 Specified Redemption Date and the Distribution Payment Date in respect of such distribution was a date after the Series E-1 Specified Redemption Date, such Series E-1 Redeeming Partner shall be required, as a condition of the redemption of such Series E-1 Preferred Units, to pay the amount of such distribution to the Partnership (if such Series E-1 Preferred Units are redeemed for cash) or to the General Partner (if such Series E-1 Preferred Units are redeemed for Common Shares). If payment of the redemption price required under Paragraph 2.E(i)(a) above is improperly withheld or refused and not paid by the Partnership, distributions on such Series E-1 Preferred Units will continue to accumulate from the originally scheduled redemption date to the date of payment, in which case the actual payment date will be considered the Series E-1 Specified Redemption Date for purposes of calculating the redemption price.

               (c)The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Paragraph 2.E, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of the such rights by such Assignee on behalf of such Limited Partner, the redemption price and any accumulated and unpaid distributions shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

                  (ii) General Partner Assumption of Right. (a) If the holder of the Series E-1 Preferred Units has delivered a Series E-1 Notice of Redemption and has specified that the redemption is to be satisfied in cash (as opposed to Class A Units), the General Partner may, in its sole and absolute discretion (subject to any limitations on ownership and transfer of Shares set forth in the Declaration of Trust), elect to assume directly and satisfy the Series E-1 Redemption Right by delivering to the Series E-1 Redeeming Partner on the Series E-1 Specified Redemption Date either (x) the cash redemption price required in Paragraph 2.E(i)(a)(y) above or (y) a number of Common Shares equal to the number of Class A Units that would have been issuable by the

Partnership if the Series E-1 Redeeming Partner had elected to redeem its Series E-1 Preferred Units for Class A Common Units pursuant to Paragraph 2.E(i)(a)(x) above (subject to modification as set forth in Paragraph 2.E(ii)(c) and Paragraph 2.E(vi) below). Unless the General Partner, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Series E-1 Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Series E-1 Redeeming Partner's exercise of the Series E-1 Redemption Right. In the event the General Partner shall exercise its right to satisfy the Series E-1 Redemption Right in the manner described in the first sentence of this paragraph (ii) and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Series E-1 Redeeming Partner with respect to such partner's exercise of the Series E-1 Redemption Right, and each of the Series E-1 Redeeming Partner, the Partnership and the General Partner shall, for federal income tax purposes, treat the transaction between the General Partner and the Series E-1 Redeeming Partner as a sale of the partner's Series E-1 Preferred Units to the General Partner. Nothing contained in this paragraph (ii) shall imply any right of the General Partner to require any holder of Series E-1 Preferred Units to exercise the Series E-1 Redemption Right afforded pursuant to paragraph (i) above.

                  (b) In the event that the Partnership redeems Series E-1 Preferred Units for cash in accordance with Paragraph 2.E(i)(a)(y), the units so redeemed shall be terminated. In the event that the General Partner determines to acquire the Series E-1 Redeeming Partner's Series E-1 Preferred Units, whether for cash or Common Shares, then upon acquisition of such units by the General Partner, the General Partner shall be treated for all purposes of the Agreement as the owner of those Series E-1 Preferred Units so acquired and concurrently with any such acquisition of Series E-1 Preferred Units by the General Partner for Common Shares, the Series E-1 Preferred Units so acquired shall automatically be converted into a number of Class A Units equal to the number of Common Shares paid by the General Partner to acquire those Units (subject to modification as set forth in paragraph (c) below). Regardless of the method of redemption or consideration paid, any accumulated and unpaid distributions on Series E-1 Preferred Units for any period following the most recently completed Distribution Period preceding to the date of redemption shall be extinguished upon redemption.

                  (c) In the event that the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation or statutory share exchange with respect to the Series E-1 Preferred Shares), in each case as a result of which Common Shares are converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), thereafter the redemption price payable by the General Partner pursuant to Paragraph 2.E(i)(a)(x) in lieu of a Common Share shall be the kind and amount of shares of capital stock and other securities and property (including cash or any combination thereof) that was received upon consummation of such transaction in return for one Common Share; and the General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

                  (d) Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Shares upon exercise of the Series E-1 Redemption Right.

                  (iii) Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of paragraphs (i) and (ii) above, a Partner shall not be entitled to exercise the Series E-1 Redemption Right pursuant to Section 2.E(i)(a)(y) if (but only as long as) the delivery of Common Shares to such Partner on the Series E-1 Specified Redemption Date (a) would be prohibited under the Declaration of Trust, or (b) as long as the Common Shares are Publicly Traded, would be prohibited under applicable federal or state securities laws or regulations (assuming the General Partner would in fact assume and satisfy the Series E-1 Redemption Right).

                  (iv) No Liens on Partnership Units Delivered for Redemption. All Series E-1 Preferred Units delivered for redemption must be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens, and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Series E-1 Preferred Units which are or may be subject to any liens. In the event any state or local property transfer tax is payable as a result of the transfer of its Series E-1 Preferred Units to the Partnership or the General Partner, the redeeming partner must assume and pay such transfer tax.

                  (v) No fractional Class A Unit or fractional Common Share shall be issued upon redemption of any Series E-1 Preferred Unit. Instead, the Partnership or General Partner, as applicable, shall pay the Series E-1 Redeeming Partner an amount in cash based upon the Value of the Common Shares on the Trading Day immediately preceding the date of redemption.

                  (vi) The Conversion Price shall be adjusted in a manner comparable to the adjustment of the conversion price applicable to the Series A Preferred Shares of the General Partner as provided in Section 7(d) of the Articles Supplemental ($3.25 Series A Convertible Preferred Shares) of the Declaration of Trust of the General Partner.

                  (vii) Notwithstanding the prohibition on redemption during the first year following issuance of a Class A Unit stated in the first sentence of
Section 8.6.A(i) of the Agreement, the redemption rights granted in Section 8.6.A shall be available with respect to any Class A Unit issued in fulfilment of the Partnership's redemption obligations pursuant to this Paragraph 2.E at any time commencing on the earlier of May

1 or November 1 first following the first anniversary of the date of issuance of the Series E-1 Preferred Unit in respect of which said Class A Unit was issued.

                  (viii) In the event that the General Partner provides notice to the Limited Partners, pursuant to Section 8.5.C of the Agreement, then in addition to the rights otherwise granted in Paragraph 2.E(i), the redemption right granted in Paragraph 2.E(i) (if then available) shall be exercisable for cash as contemplated in Paragraph 2.E(i)(a)(y) during the period commencing on the date on which the General Partner provides such notice and ending on the record date to determine shareholders eligible to receive the distribution or vote upon the approval of the merger, sale or other extraordinary transaction to which the Section 8.5.C notice relates (or, if no such record date is applicable, the date that is twenty (20) days after the date on which the General Partner provides such notice on the additional terms set forth in the next sentence.) In the event that this paragraph (viii) applies, the Series E-1 Specified Redemption Date shall be the sooner of (1) the sixtieth (60th) day (or, if applicable pursuant to the definition of the term "Series E-1 Specified Redemption Date", the tenth (10th) Business Day) after the Partnership receives the Series E-1 Redemption Notice or (2) the Business Day immediately preceding the record date to determine shareholders eligible to receive a distribution or vote on approval; provided that if such time period determined pursuant to clause (1) or (2) above expires in less than sixty (60) days (or, if applicable, ten (10) Business Days) and the General Partner does not elect to redeem the subject Series E-1 Preferred Units for Common Shares, the Partnership will have up to sixty (60) days (or, if applicable, ten (10) Business Days) from receipt of the Series E-1 Redemption Notice to deliver payment in respect of such Series E-1 Preferred Units.

                  F. Ranking. (i) Any class or series of Partnership Units shall be deemed to rank:

                  (a) prior to the Series E-1 Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if the holders of such class or series of Preferred Units shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E-1 Preferred Units;

                  (b) on a parity with the Series E-1 Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Unit be different from those of the Series E-1 Preferred Units, if the holders of such Partnership Units of such class or series and the Series E-1 Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other, except to the extent that such distributions or amounts distributable on the Series B-2 Restricted Preferred Units may not be payable due to a lack of funds in the Nongovernmental Account ("Parity Units"); and

                  (c) junior to the Series E-1 Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the General Partner or the Partnership, if such class or series of Partnership Units shall be Class A Units or if the holders of Series E-1 Preferred Units shall be entitled to receive distributions or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or series ("Junior Units").

                  (ii) The Series A Preferred Units, the Series B Preferred Units, the Series C-1 Preferred Units and the Series D-1 Preferred Units shall be Parity Units with respect to the Series E-1 Preferred Units and the holders of the Series E-1 Preferred Units, the Series A Preferred Units, Series B Preferred Units, Series C-1 Preferred Units and Series D-1 Preferred Units shall be entitled to receive distributions and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Unit or liquidation preferences, without preference or priority one over the other, except in the case of distributions on the Series B-2 Restricted Preferred Units to the extent not payable due to a lack of funds in the Nongovernmental Account and except that:

                  (a) For so long as the Class C Units are outstanding, the Series E-1 Preferred Units shall not rank senior to the Class C Units as to preferential distributions or redemption or voting rights and shall receive: (i) accumulated and unpaid distributions on a basis pari passu with distributions made to the holders of Class C Units pursuant to Subsection 5.1.B(iv) of the Agreement and (ii) other distributions on a basis pari passu with distributions made to the holders of Class C Units pursuant to Subsection 5.1.B(v) of the Agreement.

                  (b) For so long as the Class D Units are outstanding, the Series E-1 Preferred Units shall not rank senior to the Class D Units as to preferential distributions or redemption or voting rights. For so long as the Class D Units are outstanding (and the Class C Units are no longer outstanding), the Series E-1 Preferred Units shall receive: (i) accumulated and unpaid distributions on a basis pari passu with distributions made to the holders of any outstanding Class D Units pursuant to Subsection 5.1.B(ii) of the

Agreement and (ii) other distributions on a basis pari passu with distributions made to the holders of any outstanding Class D Units pursuant to Subsection 5.1.B(iii) of the Agreement.

                  (c) When the Class C Units and Class D Units are no longer outstanding, the Series E-1 Preferred Units shall receive distributions on a basis pari passu with other Partnership Units, if any, receiving distributions pursuant to Section 5.1.B(i) of the Agreement, except to the extent that distributions on the Series B-2 Restricted Preferred Units may not be paid due to a lack of funds in the Nongovernmental Account.

                  (d) Distributions made pursuant to Subsections F(ii)(a) and F(ii)(b) of this Exhibit L shall be made pro rata with other distributions made to other Partnership Units as to which they rank pari passu based on the ratio of the amounts to be paid the Series E-1 Preferred Units and such other Partnership Units, as applicable, to the total amounts to be paid the Series E-1 Preferred Units and such other Partnership Units taken together on the Partnership Record Date, except in the case of distributions on the Series B-2 Restricted Preferred Units to the extent such distribution may not be paid due to a lack of funds in the Nongovernmental Account.

                  (iii) For purposes of allocations of items made pursuant to
Article VI of the Agreement:

                  (a) As long as Class C Units are outstanding, the Series E-1 Preferred Units shall be allocated items pari passu with the allocation of items to holders of Class C Units in respect of their priority payments (i.e., as allocated in Section 6.1.A (v), (vi) and (vii) and Section 6.1.B (v), (vi) and
(vii) of the Agreement) and shall share in those allocations in a pro rata manner based on the distributions and allocations of items, as applicable, made to such Partnership Units, as applicable; references to Class C Units in Article VI of the Agreement shall be deemed to also refer to Series E-1 Preferred Units except that references to distributions made to the Class C Units shall be deemed to refer to distributions made to the Series E-1 Preferred Units in a pro rata manner with such distributions made to the Class C Units.

                  (b) As long as the Class D Units are outstanding (and the Class C Units are no longer outstanding), the Series E-1 Preferred Units shall be allocated items pari passu with the allocation of items to the holders of Class D Units in respect of their priority payments (i.e., as allocated in Section 6.1.A (iii) and (vi) and Section 6.1.B (viii) and (ix) of the Agreement) and shall share in those allocations in a pro rata manner based on the distributions and allocations of items, as applicable, made to such Partnership Units, as applicable; references to Class D Units in Article VI of the Agreement shall be deemed to also refer to Series E-1 Preferred Units except that references to distributions made to the Class D Units shall be deemed to refer to distributions made to the Series E-1

Preferred Units in a pro rata manner with such distributions made to the Class D Units.

                  (c) When the Class C Units and Class D Units are no longer outstanding, the Series E-1 Preferred Units shall be allocated items pari passu with the allocation of items to holders of Preference Units (i.e., as allocated in Section 6.1.A (ii) and Section 6.1.B (x) of the Agreement) and shall share in those allocations in a pro rata manner based on the distributions and allocations of items, as applicable, made to Preference Units, as applicable; references to Preference Units in Article VI of the Agreement shall be deemed to also refer to Series E-1 Preferred Units except that references to distributions made to Preference Units shall be deemed to refer to distributions made to the Series E-1 Preferred Units in a pro rata manner with such distributions, if any, made to the Preference Units.

                  G. Voting. (i) Except as required by law or as required under
Section 14.1.D of the Agreement, the holders of the Series E-1 Preferred Units shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners. When entitled to vote on a matter being submitted to holders of Partnership Units of more than one Class or Series, the Series E-1 Preferred Units shall vote together as a class.

                  (ii) So long as any Series E-1 Preferred Units are outstanding, the General Partner shall not authorize the issuance of, and the Partnership shall not issue, Partnership Units of any new class or series or any interest in the Partnership convertible, exchangeable or redeemable into Partnership Units of any new class or series ranking prior to the Series E-1 Preferred Units as to the payment of distributions or as to the distribution of assets on any liquidation, dissolution or winding up of the General Partner or the Partnership, unless (i) such Partnership Units are issued to the General Partner and the distribution and redemption (but not voting) rights of such Partnership Units are substantially similar to the terms of securities issued by the General Partner and the proceeds or other consideration from the issuance of such securities have been or are concurrently with such issuance contributed to the Partnership or (ii) the aggregate liquidation preference of all such issued and outstanding Partnership Units (excluding for purposes hereof any Partnership Units of the type referred to in the preceding clause (i)) does not exceed $350,000,000, it being understood that the General Partner and the Partnership shall have the absolute right to authorize and issue any such Partnership Units so long as the aggregate liquidation preference of all such Units (excluding for purposes hereof any Partnership Units of the type referred to in the preceding clause (i)) outstanding at any time when any Series E-1 Preferred Units are also outstanding shall not exceed $350,000,000.

                  H. Restrictions on Ownership and Transfer. (i) Transfers of Series E- 1 Preferred Units shall be governed by Article XI of the Agreement.

                  (ii) No person may, while owning, directly or indirectly, equity interests in the Partnership with an aggregate value equal to or exceeding 5% of the total value of the outstanding equity interests in the Partnership, own, either directly or under the attribution rules of Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code, and using the principles of Section 7704(d)(3)(B) of the Code in determining when interests owned, directly or under the attribution rules, by a partner in an entity that is treated as a partnership for federal tax purposes as owned by such entity), any equity interests in Vornado Operating Company, Vornado Operating L.P., Charles E. Smith Commercial Realty L.P. ("CSCR") or any direct or indirect tenant or subtenant of the Partnership or any of its subsidiaries; (Vornado Operating Company, Vornado Operating L.P., CSCR or any direct or indirect tenant or subtenant of the Partnership or its subsidiaries, collectively, the "Vornado Tenants"); provided, (1) that while the direct or indirect holder of the Series E-1 Preferred Units is Commonwealth Atlantic Properties Inc. ("CAPI") or Commonwealth Atlantic-Crystal City OP Holding Inc., only equity interests in Vornado Tenants actually owned by CAPI, entities controlled by CAPI, LF Strategic Realty Investors, L.P. ("LFSRI") (during such period as LFSRI holds, directly or indirectly, an equity interest in CAPI) , entities controlled by LFSRI (during such period as LFSRI holds, directly or indirectly, an equity interest in CAPI) and, solely in the case of Vornado Operating Company and Vornado Realty L.P., the general partners of LFSRI (during such period as LFSRI holds, directly or indirectly, an equity interest in CAPI) or entities controlled by any such general partner (during such period as LFSRI holds, directly or indirectly, an equity interest in CAPI) shall be taken into account,
(2) that ownership of Vornado Tenants will not violate the provisions of this Paragraph 2.H(ii) if (x) the person owning, directly or indirectly, the Series E-1 Preferred Units owns, under the principles of this Paragraph 2.H(ii) less than 10% of the stock, assets or profits interests in the Vornado Tenant or (y) the aggregate amount of rent received of accrued from the Vornado Tenants in which the relevant person owns, under the principles of this Paragraph 2.H(ii), 10% or more of the stock, assets or profits interests constitutes less than 10% of the gross income of the Partnership, and (3) Vornado Tenant ownership shall breach this provision only where the Vornado Tenant ownership would cause either
(x) the General Partner to fail to qualify as a "real estate investment trust") for purposes of Section 856 of the Code or (y) the Partnership to be treated as a publicly traded partnership treated as a corporation under Section 7704(a) of the Code. If at any time any person would, but for the provisions of this Paragraph 2.H, own, directly or under the attribution rules of Section 318(a) of the Code (as modified by Section 856(d)(5) and Section 7704(d)(3)(B) of the Code, applying Section 7704(d)(3)(B) rather than Section 856(d)(5) in treating interests owned by a partner in an entity that is treated as a partnership for federal tax purposes as owned by such entity), (A) 5 percent or more (by value) of the outstanding equity interests in the Partnership and (B) an interest in a Vornado Tenant in violation of the preceding sentence, then, effective immediately prior to such point in time, a portion of the interests in the Partnership owned, either directly or indirectly, by such person (but limited to the E-1 Preferred Units) shall become "Excess Units". The portion that shall become Excess Units shall be the smallest portion necessary to cause such person to own, either directly or indirectly, interests in the Partnership with a value that is not in excess of 4.9 percent of the value of the Partnership's outstanding interests. While interests in the Partnership are Excess Units, such interests will be deemed to have been transferred by operation of law to a trust (the "Special Trust") for the exclusive benefit of an organization described in Section 501(c)(3) of the Code and designated by the General Partner. The Partnership, as trustee of the Special Trust, shall be entitled to receive all distributions made in respect of Excess Units. Any distributions made prior to the discovery that interests in the Partnership have become Excess Units shall be repaid to the Partnership as trustee of the Special Trust. The trustee shall exercise all rights associated with interests in the Partnership that become Excess Units during the period that such interests are Excess Units. The Partnership shall have the right to transfer the Excess Units held in the Special Trust to any person. The holder of the interests that became Excess Units (or such holder's successor) shall be entitled to receive, from the proceeds of such a transfer, an amount not in excess of the lesser of (X) the fair market value of the interests that became Excess Units on the date they became Excess Units and (Y) the consideration for the transfer of the Excess Units. Excess Units shall cease to be treated as Excess Units following such a transfer. In the event that a liquidating distribution is made in respect of Excess Units, the holder of the interests that became Excess Units (or such holder's successor) shall be entitled to receive a portion of such distribution not in excess of the fair market value of the interests that became Excess Units on the day they became Excess Units. The Partnership agrees that if it becomes aware that Partnership interests have become Excess Units, then it will make reasonable efforts to cause a transfer of such Excess Units as promptly as practicable; provided, however, that if such Partnership interests were held by CAPI or Commonwealth Atlantic - Crystal City OP Holdings Inc., then the Partnership will make reasonable efforts to cause a transfer of such Excess Units following January 2, 2004. No holder of Partnership Units will be subject to any liability for damages, monetary or otherwise, as a result of a breach of this Section H(ii), other than having their interests become Excess Units under this Section H(ii) and, as a result, being liable to pay over any distributions or other amounts which the holder receives to which it is not entitled under the Excess Units provisions of this Section H(ii).

                    (iii) Without the prior written consent of the Partnership, Series E-1

Preferred Units may not be transferred (x) through (1) a national, non-U.S., regional, local or other securities exchange, (2) PORTAL, or (3) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (A) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (B) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.

                                                                    Attachment 2

                     EXHIBIT A (3/3/99) - CAPI TRANSACTION

                              VORNADO REALTY L.P.
                       PARTNERS AND PARTNERSHIP INTERESTS


                                                                    CLASS OF UNITS
                                       --------------------------------------------------------------------
                                        SERIES A   VALUE      PERCENTAGE  SERIES B-1    VALUE    PERCENTAGE
                                       PREFERRED    OF            OF      PREFERRED      OF          OF
                                         UNITS   SERIES A      SERIES A     UNITS    SERIES B-1  SERIES B-1
                                       ---------------------------------  ---------------------------------
Vornado Realty Trust                   5,789,239 $297,508,992 100.0000%
Vornado Realty Trust
Vornado Finance Corp
Vornado Investment Corporation
40 East 14 Realty Associates
  General Partnership
825 Seventh Avenue Holding Corporation
Menands Holdings Corporation
Two Guys From Harrison, N.Y., Inc.

Washington Design Center, L.L.C.                                          200,000   $10,000,000  22.23%
Merchandise Mart Owners, L.L.C.                                           699,566   $34,978,300  77.77%
Merchandise Mart Enterprises, L.L.C.
World Trade Center Chicago, L.L.C.

Greene Street 1998 Exchange Fund, L.P.

Commonwealth Atlantic Properties Inc.
Commonwealth Atlantic -- Crystal City
  OP Holding Inc.

Jacob H. Froelich, Jr.
S.D. Phillips
George W. Lyles
Canoe House Partners, LLC
Roaring Gap Limited Partnership
Phillips Property Company, LLC

The Mendik Partnership, L.P.
Mendik Realty Company, Inc.
FW / Mendik REIT, L.L.C.          (2)
Mendik RELP Corp.
2750 Associates
Abrams, Trust U/W/O Ralph
Adler, Robert
Alpert, Vicki
Ambassador Construction Company, Inc.
Aschendorf-Shasha, Ellen
Ash, Herbert
Aubert, Trust FBO Lysa
  UWO Barbara Schwartz
Aubert, Trust FBO Lysa
  UWO Ellis Schwartz
Barr, Thomas
Barkin, Leonard
Batkin, Nancy
Batkin, Nancy 1998 Trust u/a/d 5/11/98
Berenson, David
Berenson, Joan
Berenson, Richard
Berenson, Robert
Berger, Alice C.
Bianculli, Louis
Bierman, Jacquin
Blumenthal, Joel Marie
Braverman, Madlyn
Bonk, Chris
Carb, Sally
Carney, Thomas
Chambers, Robert
CHO Enterprises
Dembner, Shirley
Dembner, Shirley UGMA
  for Lindsey Dembner
Doner, Max
Downey, Michael
Dryfoos, Jacqueline
Dubrowski, Raymond
Evans, Ben
Field, Walter L.
Jesse Fierstein & Co.
Fischer, Alan A.
Freedman, Robert
Gershon, Estate of Murray
Getz, Howard
Getz, Sandra
Getz, Sandra & Howard

                                                                    CLASS OF UNITS
                                       --------------------------------------------------------------------
                                       SERIES B-2    VALUE    PERCENTAGE  SERIES C-1     VALUE    PERCENTAGE
                                       PREFERRED      OF          OF      PREFERRED       OF          OF
                                         UNITS    SERIES B-2  SERIES B-2    UNITS     SERIES C-1  SERIES C-1
                                       ---------------------------------  ---------------------------------
Vornado Realty Trust
Vornado Realty Trust
Vornado Finance Corp
Vornado Investment Corporation
40 East 14 Realty Associates
  General Partnership
825 Seventh Avenue Holding Corporation
Menands Holdings Corporation
Two Guys From Harrison, N.Y., Inc.

Washington Design Center, L.L.C.       100,000    $5,000,000   22.23%
Merchandise Mart Owners, L.L.C.        349,783   $17,489,150   77.77%
Merchandise Mart Enterprises, L.L.C.
World Trade Center Chicago, L.L.C.

Greene Street 1998 Exchange Fund, L.P.

Commonwealth Atlantic Properties Inc.
Commonwealth Atlantic - Crystal
 City OP Holding Inc.

Jacob H. Froelich, Jr.                                                    150,067  $ 5,352,890   20.0648%
S.D. Phillips                                                               9,976  $   355,844    1.3338%
George W. Lyles                                                            70,044  $ 2,498,469    9.3653%
Canoe House Partners, LLC                                                 200,090  $ 7,137,210   26.7531%
Roaring Gap Limited Partnership                                           290,158  $10,349,936   38.7957%
Phillips Property Company, LLC                                             27,577      983,672    3.6872%

The Mendik Partnership, L.P.
Mendik Realty Company, Inc.
FW / Mendik REIT, L.L.C.          (2)
Mendik RELP Corp.
2750 Associates
Abrams, Trust U/W/O Ralph
Adler, Robert
Alpert, Vicki
Ambassador Construction Company, Inc.
Aschendorf-Shasha, Ellen
Ash, Herbert
Aubert, Trust FBO Lysa
  UWO Barbara Schwartz
Aubert, Trust FBO Lysa
  UWO Ellis Schwartz
Barr, Thomas
Barkin, Leonard
Batkin, Nancy
Batkin, Nancy 1998 Trust u/a/d 5/11/98
Berenson, David
Berenson, Joan
Berenson, Richard
Berenson, Robert
Berger, Alica C.
Bianculli, Louis
Bierman, Jacquin
Blumenthal, Joel Marie
Braverman, Madlyn
Bonk, Chris
Carb, Sally
Carney, Thomas
Chambers, Robert
CHO Enterprises
Dembner, Shirley
Dembner, Shirley UGMA
  for Lindsey Dembner
Doner, Max
Downey, Michael
Dryfoos, Jacqueline
Dubrowski, Raymond
Evans, Ben
Field, Walter L.
Jesse Fierstein & Co.
Fischer, Alan A.
Freedman, Robert
Gershon, Estate of Murray
Getz, Howard
Getz, Sandra
Getz, Sandra & Howard

                                                      CLASS OF UNITS
                                            --------------------------------------------------------------------------
                                            SERIES D-1    VALUE    PERCENTAGE    SERIES E-1     VALUE      PERCENTAGE
                                            PREFERRED      OF          OF         PREFERRED       OF           OF
                                              UNITS     SERIES D-1  SERIES D-1      UNITS     SERIES E-1    SERIES E-1
                                            --------------------------------------------------------------------------
Vornado Realty Trust
Vornado Realty Trust
Vornado Finance Corp
Vornado Investment Corporation
40 East 14 Realty Associates
  General Partnership
825 Seventh Avenue Holding Corporation
Menands Holdings Corporation
Two Guys From Harrison, N.Y., Inc.

Washington Design Center, L.L.C.
Merchandise Mart Owners, L.L.C.
Merchandise Mart Enterprises, L.L.C.
World Trade Center Chicago, L.L.C.

Greene Street 1998 Exchange Fund, L.P.      3,500,000   87,500,000   100.00%

Commonwealth Atlantic Properties Inc.                                            3,899,333    194,966,650  78.02%
Commonwealth Atlantic-Crystal                                                    1,098,667     54,933,350  21.98%
  City OP Holding Inc.

Jacob H. Froelich, Jr.
S.D. Phillips
George W. Lyles
Canoe House Partners, LLC
Roaring Gap Limited Partnership
Phillips Property Company, LLC

The Mendik Partnership, L.P.
Mendik Realty Company, Inc.
FW / Mendik REIT, L.L.C.          (2)
Mendik RELP Corp.
2750 Associates
Abrams, Trust U/W/O Ralph
Adler, Robert
Alpert, Vicki
Ambassador Construction Company, Inc.
Aschendorf-Shasha, Ellen
Ash, Herbert
Aubert, Trust FBO Lysa
  UWO Barbara Schwartz
Aubert, Trust FBO Lysa
  UWO Ellis Schwartz
Barr, Thomas
Barkin, Leonard
Batkin, Nancy
Batkin, Nancy 1998 Trust u/a/d 5/11/98
Berenson, David
Berenson, Joan
Berenson, Richard
Berenson, Robert
Berger, Alica C.
Bianculli, Louis
Bierman, Jacquin
Blumenthal, Joel Marie
Braverman, Madlyn
Bonk, Chris
Carb, Sally
Carney, Thomas
Chambers, Robert
CHO Enterprises
Dembner, Shirley
Dembner, Shirley UGMA
  for Lindsey Dembner
Doner, Max
Downey, Michael
Dryfoos, Jacqueline
Dubrowski, Raymond
Evans, Ben
Field, Walter L.
Jesse Fierstein & Co.
Fischer, Alan A.
Freedman, Robert
Gershon, Estate of Murray
Getz, Howard
Getz, Sandra
Getz, Sandra & Howard

                                                                               CLASS OF UNITS
                                       -----------------------------------------------------------------------------------
                                             COMMON UNITS                           TOTAL          VALUE        PERCENTAGE
                                       -------------------------------------------  COMMON         COMMON         COMMON
                                          A           C          D            E     UNITS          UNITS          UNITS
                                       -----------------------------------------------------------------------------------
Vornado Realty Trust
Vornado Realty Trust                   43,527,559                                   43,527,559  $1,552,628,030  47.3996%
Vornado Finance Corp                   35,282,694                                   35,282,694  $1,258,533,695  38.4213%
Vornado Investment Corporation          3,666,666                                    3,666,666    $130,789,976   3.9928%
40 East 14 Realty Associates                                                                 0              $0   0.0000%
  General Partnership                   1,639,278                                    1,639,278     $58,473,046   1.7851%
825 Seventh Avenue Holding Corporation    235,516                                      235,516      $8,400,856   0.2565%
Menands Holdings Corporation              536,524                                      536,524     $19,137,811   0.5843%
Two Guys From Harrison, N.Y., Inc.        180,890                                      180,890      $6,452,346   0.1970%

Washington Design Center, L.L.C.           65,807                                       65,807      $2,347,336   0.0717%
Merchandise Mart Owners, L.L.C.                                                              0              $0   0.0000%
Merchandise Mart Enterprises, L.L.C.      395,967                                      395,967     $14,124,143   0.4312%
World Trade Center Chicago, L.L.C.        603,948                                      603,948     $21,542,825   0.6577%

Greene Street 1998 Exchange Fund, L.P.                                                       0              $0   0.0000%

Commonwealth Atlantic Properties Inc.
Commonwealth Atlantic-Crystal City
  OP Holding Inc.

Jacob H Froelich, Jr.                     202,411                                      202,411      $7,220,000   0.2204%
S.D. Phillips                                   0                                            0              $0   0.0000%
George W Lyles                                  0                                            0              $0   0.0000%
Canoe House Partners, LLC                       0                                            0              $0   0.0000%
Roaring Gap Limited Partnership                 0                                            0              $0   0.0000%
Phillips Property Company, LLC                  0                                            0              $0   0.0000%

The Mendik Partnership, L.P.                       2,512,023                         2,512,023     $89,603,860   2.7355%
Mendik Realty Company, Inc.                   161                                          161          $5,743   0.0002%
FW / Mendik REIT, L.L.C.          (2)                486,540                           486,540     $17,354,882   0.5298%
Mendik RELP Corp.                                        846                               846         $30,177   0.0009%
2750 Associates                                                     2,704                2,704         $96,452   0.0029%
Abrams, Trust U/W/O Ralph                                           7,244                7,244        $258,393   0.0079%
Adler, Robert                                                       2,496                2,496         $89,032   0.0027%
Alpert, Vicki                                                       5,228                5,228        $186,483   0.0057%
Ambassador Construction Company, Inc.                              37,178               37,178      $1,326,139   0.0405%
Aschendorf-Shasha, Ellen                                            1,710                1,710         $60,996   0.0019%
Ash, Herbert                                                          154                  154          $5,493   0.0002%
Aubert, Trust FBO Lysa                                                                       0              $0   0.0000%
  UWO Barbara Schwartz                                              4,278                4,278        $152,596   0.0047%
Aubert, Trust FBO Lysa                                                                       0              $0   0.0000%
  UWO Ellis Schwartz                                                  256                  256          $9,132   0.0003%
Barr, Thomas                                                        1,844                1,844         $65,775   0.0020%
Barkin, Leonard                                                       962                  962         $34,315   0.0010%
Batkin, Nancy                                                           0                    0              $0   0.0000%
Batkin, Nancy 1998 Trust u/a/d 5/11/98        108                   6,338                6,446        $229,929   0.0070%
Berenson, David                                                     1,034                1,034         $36,883   0.0011%
Berenson, Joan                                                      1,382                1,382         $49,296   0.0015%
Berenson, Richard                                                     842                  842         $30,034   0.0009%
Berenson, Robert                                                    1,762                1,762         $62,851   0.0019%
Berger, Alica C.                                                      374                  374         $13,341   0.0004%
Bianculli, Louis                                                    5,604                5,604        $199,895   0.0061%
Bierman, Jacquin                                                    5,376                5,376        $191,762   0.0059%
Blumenthal, Joel Marie                                                154                  154          $5,493   0.0002%
Braverman, Madlyn                                                  35,032               35,032      $1,249,591   0.0381%
Bonk, Chris                                           75,344                            75,344      $2,687,520   0.0820%
Carb, Sally                                                         1,793                1,793         $63,956   0.0020%
Carney, Thomas                                                      1,419                1,419         $50,616   0.0015%
Chambers, Robert                              145                   7,961                8,106        $289,141   0.0088%
CHO Enterprises                                                     5,364                5,364        $191,334   0.0058%
Dembner, Shirley                              145                      78                  223          $7,954   0.0002%
Dembner, Shirley UGMA                                                                        0              $0   0.0000%
  for Lindsey Dembner                                               3,462                3,462        $123,490   0.0038%
Doner, Max                                                          3,364                3,364        $119,994   0.0037%
Downey, Michael                                       83,226                            83,226      $2,968,671   0.0906%
Dryfoos, Jacqueline                                                   962                  962         $34,315   0.0010%
Dubrowski, Raymond                                                  2,304                2,304         $82,184   0.0025%
Evans, Ben                                                            104                  104          $3,710   0.0001%
Field, Walter L.                                                    1,680                1,680         $59,926   0.0018%
Jesse Fierstein & Co.                                               4,045                4,045        $144,285   0.0044%
Fischer, Alan A.                                                    3,364                3,364        $119,994   0.0037%
Freedman, Robert                                                    5,770                5,770        $205,816   0.0063%
Gershon, Estate of Murray                                          10,494               10,494        $374,321   0.0114%
Getz, Howard                                                          333                  333         $11,878   0.0004%
Getz, Sandra                                                        7,328                7,328        $261,390   0.0080%
Getz, Sandra & Howard                                                 748                  748         $26,681   0.0008%

                                          TOTAL             TOTAL       PERCENTAGE
                                          UNITS             VALUE        INTEREST
                                        ----------     --------------    --------
Vornado Realty Trust                    90,858,366(1)  $3,331,924,752    83.2010%
Vornado Realty Trust
Vornado Finance Corp
Vornado Investment Corporation
40 East 14 Realty Associates
  General Partnership
825 Seventh Avenue Holding Corporation
Menands Holdings Corporation
Two Guys From Harrison, N.Y., Inc.

Washington Design Center, L.L.C.           365,807        $17,347,336     0.4332%
Merchandise Mart Owners, L.L.C.          1,049,349        $52,467,450     1.3102%
Merchandise Mart Enterprises, L.L.C.       395,967        $14,124,143     0.3527%
World Trade Center Chicago, L.L.C.         603,948        $21,542,825     0.5379%

Greene Street 1998 Exchange Fund, L.P.   3,500,000        $87,500,000     2.1850%

Commonwealth Atlantic Properties, Inc.   3,899,333       $194,966,650     4.8685%
Commonwealth Atlantic - Crystal City     1,098,667        $54,933,350     1.3717%
  OP Holding Inc.

Jacob H. Froelich, Jr.                     352,478        $12,572,890     0.3140%
S.D. Phillips                                9,976           $355,844     0.0089%
George W. Lyles                             70,044         $2,498,469     0.0624%
Canoe House Partners, LLC                  200,090         $7,137,210     0.1782%
Roaring Gap Limited Partnership            290,158        $10,349,936     0.2584%
Phillips Property Company, LLC              27,577           $983,672     0.0246%

The Mendik Partnership, L.P.             2,512,023        $89,603,860     2.2375%
Mendik Realty Company, Inc.                    161             $5,743     0.0001%
FW / Mendik REIT, L.L.C.          (2)      486,540        $17,354,882     0.4334%
Mendik RELP Corp.                              846            $30,177     0.0008%
2750 Associates                              2,704            $96,452     0.0024%
Abrams, Trust U/W/O Ralph                    7,244           $258,393     0.0065%
Adler, Robert                                2,496            $89,032     0.0022%
Alpert, Vicki                                5,228           $186,483     0.0047%
Ambassador Construction Company, Inc.       37,178         $1,326,139     0.0331%
Aschendorf-Shasha, Ellen                     1,710            $60,996     0.0015%
Ash, Herbert                                   154             $5,493     0.0001%
Aubert, Trust FBO Lysa                           0                 $0     0.0000%
  UWO Barbara Schwartz                       4,278           $152,596     0.0038%
Aubert, Trust FBO Lysa                           0                 $0     0.0000%
  UWO Ellis Schwartz                           256             $9,132     0.0002%
Barr, Thomas                                 1,844            $65,775     0.0016%
Barkin, Leonard                                962            $34,315     0.0009%
Batkin, Nancy                                    0                 $0     0.0000%
Batkin, Nancy 1998 Trust u/a/d 5/11/98       6,446           $229,929     0.0057%
Berenson, David                              1,034            $36,883     0.0009%
Berenson, Joan                               1,382            $49,296     0.0012%
Berenson, Richard                              842            $30,034     0.0007%
Berenson, Robert                             1,762            $62,851     0.0016%
Berger, Alice C.                               374            $13,341     0.0003%
Bianculli, Louis                             5,604           $199,895     0.0050%
Bierman, Jacquin                             5,376           $191,762     0.0048%
Blumenthal, Joel Marie                         154             $5,493     0.0001%
Braverman, Madlyn                           35,032         $1,249,591     0.0312%
Bonk, Chris                                 75,344         $2,687,520     0.0671%
Carb, Sally                                  1,793            $63,956     0.0016%
Carney, Thomas                               1,419            $50,616     0.0013%
Chambers, Robert                             8,106           $289,141     0.0072%
CHO Enterprises                              5,364           $191,334     0.0048%
Dembner, Shirley                               223             $7,954     0.0002%
Dembner, Shirley UGMA                            0                 $0     0.0000%
  for Lindsey Dembner                        3,462           $123,490     0.0031%
Doner, Max                                   3,364           $119,994     0.0030%
Downey, Michael                             83,226         $2,968,671     0.0741%
Dryfoos, Jacqueline                            962            $34,315     0.0009%
Dubrowski, Raymond                           2,304            $82,184     0.0021%
Evans, Ben                                     104             $3,710     0.0001%
Field, Walter L.                             1,680            $59,926     0.0015%
Jesse Fierstein & Co.                        4,045           $144,285     0.0036%
Fischer, Alan A.                             3,364           $119,994     0.0030%
Freedman, Robert                             5,770           $205,816     0.0051%
Gershon, Estate of Murray                   10,494           $374,321     0.0093%
Getz, Howard                                   333            $11,878     0.0003%
Getz, Sandra                                 7,328           $261,390     0.0065%
Getz, Sandra & Howard                          748            $26,681     0.0007%

                                                                              Class of Units
                                       ---------------------------------------------------------------------------------------------
                                                              Common Units
                                       ------------------------------------------------------------
                                          A         C       D    E   Total      Value    Percentage   Total      Total    Percentage
                                                                    Common     Common      Common     Units      Value     Interest
                                                                     Units      Units       Units
                                       --------------------------------------------------------------------------------------------
Gold, Frederica                                               414       414      $14,767   0.0005%       414      $14,767   0.0004%
Ginsberg, Benedict                                            932       932      $33,244   0.0010%       932      $33,244   0.0008%
Goldberg, Clarence                                            916       916      $32,674   0.0010%       916      $32,674   0.0008%
Goldring, Stanley                                          10,833    10,833     $386,413   0.0118%    10,833     $386,413   0.0096%
Goldschmidt, Beatrice                                      22,045    22,045     $786,345   0.0240%    22,045     $786,345   0.0196%
Goldschmidt, Charles                                       10,752    10,752     $383,524   0.0117%    10,752     $383,524   0.0096%
Goldschmidt, Edward                                        12,842    12,842     $458,074   0.0140%    12,842     $458,074   0.0114%
Goldschmidt, C. Trust U/A/D 7/11/90                         8,389     8,389     $299,236   0.0091%     8,389     $299,236   0.0075%
Goldschmidt, Lawrence                                      92,454    92,454   $3,297,834   0.1007%    92,454   $3,297,834   0.0823%
Gorfinkle, Alaine                                             664       664      $23,685   0.0007%       664      $23,685   0.0006%
Gorfinkle, Lawrence                                         3,830     3,830     $136,616   0.0042%     3,830     $136,616   0.0034%
Gould Investors, L.P.                  458,964                      458,964  $16,371,246   0.4998%   458,964  $16,371,246   0.4088%
Green, Bernard                                             14,152    14,152     $504,802   0.0154%    14,152     $504,802   0.0126%
Green, Barbara                                              8,546     8,546     $304,836   0.0093%     8,546     $304,836   0.0076%
Greenbaum, David R.                        701                          701      $25,005   0.0008%       701      $25,005   0.0006%
Greif, Goldie                                               6,724     6,724     $239,845   0.0073%     6,724     $239,845   0.0060%
Gutenberg, Bernice                                            688       688      $24,541   0.0007%       688      $24,541   0.0006%
H L Silbert trustee U/W                                    19,976    19,976     $712,544   0.0218%    19,976     $712,544   0.0178%
 of H A Goldman
Hagler, Philip                                             14,631    14,631     $521,888   0.0159%    14,631     $521,888   0.0130%
Harteveldt, Robert L.                                       5,128     5,128     $182,916   0.0056%     5,128     $182,916   0.0046%
Hirsch, Phillip J.                                            338       338      $12,056   0.0004%       338      $12,056   0.0003%
Hirsch, Judith                                                338       338      $12,056   0.0004%       338      $12,056   0.0003%
Hrusha, Alan                                                1,844     1,844      $65,775   0.0020%     1,844      $65,775   0.0016%
Hutner, Anne Trust F/B/O                                    4,610     4,610     $164,439   0.0050%     4,610     $164,439   0.0041%
Hutner, Estate of Irwin                                    11,334    11,334     $404,284   0.0123%    11,334     $404,284   0.0101%
INS Realty Associates                                     269,516   269,516   $9,613,636   0.2935%   269,516   $9,613,636   0.2401%
Fierstein Co.                                              28,415    28,415   $1,013,563   0.0309%    28,415   $1,013,563   0.0253%
Jaffe, Elizabeth                                               76        76       $2,711   0.0001%        76       $2,711   0.0001%
Jones, Hazel                                                2,496     2,496      $89,032   0.0027%     2,496      $89,032   0.0022%
Kaufman, Robert M.                                            338       338      $12,056   0.0004%       338      $12,056   0.0003%
Klein, Robin                                                3,364     3,364     $119,994   0.0037%     3,364     $119,994   0.0030%
Knatten Inc.                                              141,998   141,998   $5,065,069   0.1546%   141,998   $5,065,069   0.1265%
Knight, Laureine                                  10,242             10,242     $365,332   0.0112%    10,242     $365,332   0.0091%
Komaroff, Stanley                                             576       576      $20,546   0.0006%       576      $20,546   0.0005%
Kosloff, Andrea                                                78        78       $2,782   0.0001%        78       $2,782   0.0001%
Kosloff, Andrea UGMA                                                      0           $0   0.0000%         0           $0   0.0000%
 for Adam Kosloff                                           2,116     2,116      $75,478   0.0023%     2,116      $75,478   0.0019%
Kosloff, Andrea UGMA                                                      0           $0   0.0000%         0           $0   0.0000%
 for Justin Kosloff                                         2,116     2,116      $75,478   0.0023%     2,116      $75,478   0.0019%
Koven, Irving                                                   0         0           $0   0.0000%         0           $0   0.0000%
Koven, Esther                                              11,208    11,208     $399,789   0.0122%    11,208     $399,789   0.0100%
Kowal, Myron as Custodian                                                 0           $0   0.0000%         0           $0   0.0000%
 for Andrew Kowal                                             748       748      $26,681   0.0008%       748      $26,681   0.0007%
Kramer, Saul                                                  652       652      $23,257   0.0007%       652      $23,257   0.0006%
Kuhn, James D.                           1,606   151,046            152,652   $5,445,097   0.1662%   152,652   $5,445,097   0.1360%
Kuhn, Leo                                                     902       902      $32,174   0.0010%       902      $32,174   0.0008%
Kurshan, Herbert                                            2,496     2,496      $89,032   0.0027%     2,496      $89,032   0.0022%
Lauder, Leonard                                             4,660     4,660     $166,222   0.0051%     4,660     $166,222   0.0042%
Lauder, Ronald                                              4,660     4,660     $166,222   0.0051%     4,660     $166,222   0.0042%
Leff, Joseph                                                3,364     3,364     $119,994   0.0037%     3,364     $119,994   0.0030%
Leff, Valerie                                               3,364     3,364     $119,994   0.0037%     3,364     $119,994   0.0030%
Lefkowitz, Howard                                             414       414      $14,767   0.0005%       414      $14,767   0.0004%
LeRoy Partners                                                  0         0           $0   0.0000%         0           $0   0.0000%
Liroff, Harriett                                           12,166    12,166     $433,961   0.0132%    12,166     $433,961   0.0108%
Liroff, Richard                                             1,532     1,532      $54,646   0.0017%     1,532      $54,646   0.0014%
Loewengart, Irene                                           1,664     1,664      $59,355   0.0018%     1,664      $59,355   0.0015%
Lovitz, David                                               2,244     2,244      $80,043   0.0024%     2,244      $80,043   0.0020%
M. Westport Associates                             3,412              3,412     $121,706   0.0037%     3,412     $121,706   0.0030%
Maayan Partners                                             9,616     9,616     $343,003   0.0105%     9,616     $343,003   0.0086%
Marvin, Morton                                                914       914      $32,602   0.0010%       914      $32,602   0.0008%
Marvin, Suzanne                                                76        76       $2,711   0.0001%        76       $2,711   0.0001%
Maynard, Jean                                               2,304     2,304      $82,184   0.0025%     2,304      $82,184   0.0021%
Mazer, David                                                6,724     6,724     $239,845   0.0073%     6,724     $239,845   0.0060%
Mazer, Richard                                              6,724     6,724     $239,845   0.0073%     6,724     $239,845   0.0060%
Mendik, Bernard                         13,162                       13,162     $469,489   0.0143%    13,162     $469,489   0.0117%
Mendik, Susan                                        976      930     1,906      $67,987   0.0021%     1,906      $67,987   0.0017%
Mendik, Susan Trust                         36              4,474     4,510     $160,872   0.0049%     4,510     $160,872   0.0040%
 u/w/o Jean A. Batkin
L.C. Migdal & Ellin Kalmus,                                               0           $0   0.0000%         0           $0   0.0000%
Trustees of Trust "B"
 u/w/o of Murray Silberstein                               10,256    10,256     $365,832   0.0112%    10,256     $365,832   0.0091%
Mil Equities                                               13,334    13,334     $475,624   0.0145%    13,334     $475,624   0.0119%
Myers Group III, Inc.                   17,641                       17,641     $629,254   0.0192%    17,641     $629,254   0.0157%
Myers Group IV, Inc.                   126,979                      126,979   $4,529,341   0.1383%   126,979   $4,529,341   0.1311%
Nevas, Alan                                        1,636              1,636      $58,356   0.0018%     1,636      $58,356   0.0015%
Nevas, Leo                                         3,271              3,271     $116,677   0.0036%     3,271     $116,677   0.0029%
Nicardo Corporation                                             0         0           $0   0.0000%         0           $0   0.0000%
Novick, Lawrence                                              154       154       $5,493   0.0002%       154       $5,493   0.0001%
Oestreich, David A.                                        38,808    38,808   $1,384,281   0.0423%    38,808   $1,384,281   0.0346%
Oestreich, Joan E.                                         38,802    38,802   $1,384,067   0.0423%    38,802   $1,384,067   0.0346%

------------------------------------------------------------------------------------------------------------------------------------
                                   Series A    Value   Percentage  Series B-1  Value    Percentage  Series B-2  Value    Percentage
                                   Preferred    of        of       Preferred     of         of      Preferred    of         of
                                    Units    Series A  Series A     Units   Series B-1  Series B-1    Units   Series B-2  Series B-2
------------------------------------------------------------------------------------------------------------------------------------
Oestreich, Sophy
Oppenheimer, Martin J.
Oppenheimer, Suzanne
Oshatz, Michael P.
Phillips, Family Trust UWO Edith
Phillips, Jonathan
Phillips, Lynn
Phillips, Estate of John D.
Plum Partners L.P.
Prentice Revocable Trust, 12/12/75
RCAY S.A.
Reichler, Richard
Reingold, Suzy
Roberts, H. Richard
Roche, Sara
Rolfe, Ronald
Rosenberg, Ilse
Rosenheim, Revocable Living
  Trust of Edna
Rosenzveig, Abraham
Rubashkin, Martin
Rubin, Murray M.
Sahid, Joseph
Saunders, Paul
Saul, Andrew
Schacht, Ronald
Schwartz, Trust FBO Samuel
  UWO Barbara Schwartz
Schwartz, Trust FBO Samuel
  UWO Ellis Schwartz
Schwartz, Trust FBO Carolynn
  UWO Barbara Schwartz
Schwartz, Trust FBO Carolynn
  UWO Ellis Schwartz
Shapiro, Howard
Shapiro, Howard A.
Shapiro, Robert I.
Shasha, Alfred
Shasha, Alfred A. & Hanina
Shasha, Alfred & Hanina
  Trustees UTA 6/8/94
Shasha, Robert Y.
Shasha-Kupchick, Leslie
Sheridan Family Partners, L.P.
Shine, William
Silberstein, John J.
Silbert, Harvey I.
Simons, Robert
Sims, David
Slaner, Estate of Alfred P.
Steiner, Phillip Harry
Steiner, Richard Harris
Tannenbaum, Bernard
Tannenbaum, Bernice
Tartikoff Living Trust
Winik, Trust U/W/O Carolyn
Watt, Emily
Wang, Kevin
Weissman, Sheila
Williams, John
                                    ----------------------------------  -----------------------------  -----------------------------
     TOTAL                          5,789,239  $297,508,992  100.0000%  899,566  $44,978,300  100.00%  449,783  $22,489,150  100.00%
                                    ----------------------------------  -----------------------------  -----------------------------

                                                                Class of Units
------------------------------------------------------------------------------------------------------------------
                                Series C-1      Value       Percentage    Series D-1      Value       Percentage
                                Preferred        of            of         Preferred        of            of
                                  Units       Series C-1    Series C-1      Units       Series D-1    Series D-1
------------------------------------------------------------------------------------------------------------------

Oestreich, Sophy
Oppenheimer, Martin J.
Oppenheimer, Suzanne
Oshatz, Michael P.
Phillips, Family Trust
  UWO Edith
Phillips, Jonathan
Phillips, Lynn
Phillips, Estate of John D.
Plum Partners L.P.
Prentice Revocable Trust,
  12/12/75
RCAY S.A.
Reichler, Richard
Reingold, Suzy
Roberts, H. Richard
Roche, Sara
Rolfe, Ronald
Rosenberg, Ilse
Rosenheim, Revocable
  Living Trust of Edna
Rosenzveig, Abraham
Rubashkin, Martin
Rubin, Murray M.
Sahid, Joseph
Saunders, Paul
Saul, Andrew
Schacht, Ronald
Schwartz, Trust FBO Samuel
  UWO Barbara Schwartz
Schwartz, Trust FBO Samuel
  UWO Ellis Schwartz
Schwartz, Trust FBO
  Carolynn UWO Barbara
  Schwartz
Schwartz, Trust FBO
  Carolynn UWO
  Ellis Schwartz
Shapiro, Howard
Shapiro, Howard A.
Shapiro, Robert I.
Shasha, Alfred
Shasha, Alfred A. & Hanina
Shasha, Alfred & Hanina
  Trustees UTA 6/8/94
Shasha, Robert Y.
Shasha-Kupchick, Leslie
Sheridan Family
  Partners, L.P.
Shine, William
Silberstein, John J.
Silbert, Harvey I.
Simons, Robert
Sims, David
Slaner, Estate of Alfred P.
Steiner, Phillip Harry
Steiner, Richard Harris
Tannenbaum, Bernard
Tannenbaum, Bernice
Tartikoff Living Trust
Winik, Trust U/W/O Carolyn
Watt, Emily
Wang, Kevin
Weissman, Sheila
Williams, John
                                   ----------------------------------       ----------------------------------
     TOTAL                         747,912   $26,678,021     100.00%        3,500,000    $87,500,000  100.00%
                                   ----------------------------------       ----------------------------------

                                              Class of Units
-----------------------------------------------------------------------
                                               Common Units
                                      ---------------------------------
                                       A           C           D
-----------------------------------------------------------------------

Oestreich, Sophy                                                  4,610
Oppenheimer, Martin J.                                              338
Oppenheimer, Suzanne                                                338
Oshatz, Michael P.                                               30,180
Phillips, Family Trust UWO Edith                                      0
Phillips, Jonathan                                                3,364
Phillips, Lynn                                                    3,364
Phillips, Estate of John D.                                           0
Plum Partners L.P.                                                    0
Prentice Revocable Trust, 12/12/75                                2,601
RCAY S.A.
Reichler, Richard                                                 5,400
Reingold, Suzy                                                    4,888
Roberts, H. Richard                                              39,426
Roche, Sara                                                       3,364
Rolfe, Ronald                                                     1,844
Rosenberg, Ilse                                                     576
Rosenheim, Revocable Living
  Trust of Edna                                                   1,124
Rosenzveig, Abraham                                               3,744
Rubashkin, Martin                                                   460
Rubin, Murray M.                                                  3,364
Sahid, Joseph                                                     1,844
Saunders, Paul                                                    1,844
Saul, Andrew                                                     20,196
Schacht, Ronald                                                     988
Schwartz, Trust FBO Samuel
  UWO Barbara Schwartz                                            4,278
Schwartz, Trust FBO Samuel
  UWO Ellis Schwartz                                                256
Schwartz, Trust FBO Carolynn
  UWO Barbara Schwartz                                            4,278
Schwartz, Trust FBO Carolynn
  UWO Ellis Schwartz                                                256
Shapiro, Howard                                                     932
Shapiro, Howard A.                                                  336
Shapiro, Robert I.                                                3,364
Shasha, Alfred                                                    5,770
Shasha, Alfred A. & Hanina                                        7,484
Shasha, Alfred & Hanina
  Trustees UTA 6/8/94                                            13,676
Shasha, Robert Y.                                                 1,710
Shasha-Kupchick, Leslie                                           3,418
Sheridan Family Partners, L.P.                                   15,944
Shine, William                                                    2,766
Silberstein, John J.                                  75,140
Silbert, Harvey I.                                               19,976
Simons, Robert                                                    3,364
Sims, David                                           52,938
Slaner, Estate of Alfred P.                                      34,958
Steiner, Phillip Harry                                            1,124
Steiner, Richard Harris                                           1,124
Tannenbaum, Bernard                                                 912
Tannenbaum, Bernice                                                  76
Tartikoff Living Trust                                            3,364
Winik, Trust U/W/O Carolyn                                        3,364
Watt, Emily                                                       1,332
Wang, Kevin                                           77,458
Weissman, Sheila                                                    664
Williams, John                                                    2,244
                                      ---------------------------------
     TOTAL                            86,956,908   3,534,098  1,340,011
                                      ---------------------------------

                                            Total          Value          Percentage
                                           Common         Common           Common           Total       Total        Percentage
                                    E       Units          Units            Units           Units       Value         Interest
--------------------------------------------------------------------------------------------------------------------------------
Oestreich, Sophy                             4,610         $164,439        0.0050%           4,610        $164,439     0.0041%
Oppenheimer, Martin J.                         338          $12,056        0.0004%             338         $12,056     0.0003%
Oppenheimer, Suzanne                           338          $12,056        0.0004%             338         $12,056     0.0003%
Oshatz, Michael P.                          30,180       $1,076,521        0.0329%          30,180      $1,076,521     0.0269%
Phillips, Family Trust UWO Edith                 0               $0        0.0000%               0              $0     0.0000%
Phillips, Jonathan                           3,364         $119,994        0.0037%           3,364        $119,994     0.0030%
Phillips, Lynn                               3,364         $119,994        0.0037%           3,364        $119,994     0.0030%
Phillips, Estate of John D.                      0               $0        0.0000%               0              $0     0.0000%
Plum Partners L.P.                               0               $0        0.0000%               0              $0     0.0000%
Prentice Revocable Trust, 12/12/75           2,601          $92,778        0.0028%           2,601         $92,778     0.0023%
RCAY S.A.                            0           0               $0        0.0000%               0              $0     0.0000%
Reichler, Richard                            5,400         $192,618        0.0059%           5,400        $192,618     0.0048%
Reingold, Suzy                               4,888         $174,355        0.0053%           4,888        $174,355     0.0044%
Roberts, H. Richard                         39,426       $1,406,325        0.0429%          39,426      $1,406,325     0.0351%
Roche, Sara                                  3,364         $119,994        0.0037%           3,364        $119,994     0.0030%
Rolfe, Ronald                                1,844          $65,775        0.0020%           1,844         $65,775     0.0016%
Rosenberg, Ilse                                576          $20,546        0.0006%             576         $20,546     0.0005%
Rosenheim, Revocable Living                      0               $0        0.0000%               0              $0     0.0000%
  Trust of Edna                              1,124          $40,093        0.0012%           1,124         $40,093     0.0010%
Rosenzveig, Abraham                          3,744         $133,548        0.0041%           3,744        $133,548     0.0033%
Rubashkin, Martin                              460          $16,408        0.0005%             460         $16,408     0.0004%
Rubin, Murray M.                             3,364         $119,994        0.0037%           3,364        $119,994     0.0030%
Sahid, Joseph                                1,844          $65,775        0.0020%           1,844         $65,775     0.0016%
Saunders, Paul                               1,844          $65,775        0.0020%           1,844         $65,775     0.0016%
Saul, Andrew                                20,196         $720,391        0.0220%          20,196        $720,391     0.0180%
Schacht, Ronald                                988          $35,242        0.0011%             988         $35,242     0.0009%
Schwartz, Trust FBO Samuel                       0               $0        0.0000%               0              $0     0.0000%
  UWO Barbara Schwartz                       4,278         $152,596        0.0047%           4,278        $152,596     0.0038%
Schwartz, Trust FBO Samuel                       0               $0        0.0000%               0              $0     0.0000%
  UWO Ellis Schwartz                           256           $9,132        0.0003%             256          $9,132     0.0002%
Schwartz, Trust FBO Carolynn                     0               $0        0.0000%               0              $0     0.0000%
  UWO Barbara Schwartz                       4,278         $152,596        0.0047%           4,278        $152,596     0.0038%
Schwartz, Trust FBO Carolynn                     0               $0        0.0000%               0              $0     0.0000%
  UWO Ellis Schwartz                           256           $9,132        0.0003%             256          $9,132     0.0002%
Shapiro, Howard                                932          $33,244        0.0010%             932         $33,244     0.0008%
Shapiro, Howard A.                             336          $11,985        0.0004%             336         $11,985     0.0003%
Shapiro, Robert I.                           3,364         $119,994        0.0037%           3,364        $119,994     0.0030%
Shasha, Alfred                               5,770         $205,816        0.0063%           5,770        $205,816     0.0051%
Shasha, Alfred A. & Hanina                   7,484         $266,954        0.0081%           7,484        $266,954     0.0067%
Shasha, Alfred & Hanina                          0               $0        0.0000%               0              $0     0.0000%
  Trustees UTA 6/8/94                       13,676         $487,823        0.0149%          13,676        $487,823     0.0122%
Shasha, Robert Y.                            1,710          $60,996        0.0019%           1,710         $60,996     0.0015%
Shasha-Kupchick, Leslie                      3,418         $121,920        0.0037%           3,418        $121,920     0.0030%
Sheridan Family Partners, L.P.              15,944         $568,722        0.0174%          15,944        $568,722     0.0142%
Shine, William                               2,766          $98,663        0.0030%           2,766         $98,663     0.0025%
Silberstein, John J.                        75,140       $2,680,244        0.0818%          75,140      $2,680,244     0.0669%
Silbert, Harvey I.                          19,976         $712,544        0.0218%          19,976        $712,544     0.0178%
Simons, Robert                               3,364         $119,994        0.0037%           3,364        $119,994     0.0030%
Sims, David                                 52,938       $1,888,298        0.0576%          52,938      $1,888,298     0.0472%
Slaner, Estate of Alfred P.                 34,958       $1,246,952        0.0381%          34,958      $1,246,952     0.0311%
Steiner, Phillip Harry                       1,124          $40,093        0.0012%           1,124         $40,093     0.0010%
Steiner, Richard Harris                      1,124          $40,093        0.0012%           1,124         $40,093     0.0010%
Tannenbaum, Bernard                            912          $32,531        0.0010%             912         $32,531     0.0008%
Tannenbaum, Bernice                             76           $2,711        0.0001%              76          $2,711     0.0001%
Tartikoff Living Trust                       3,364         $119,994        0.0037%           3,364        $119,994     0.0030%
Winik, Trust U/W/O Carolyn                   3,364         $119,994        0.0037%           3,364        $119,994     0.0030%
Watt, Emily                                  1,332          $47,512        0.0015%           1,332         $47,512     0.0012%
Wang, Kevin                                 77,458       $2,762,927        0.0843%          77,458      $2,762,927     0.0690%
Weissman, Sheila                               664          $23,685        0.0007%             664         $23,685     0.0006%
Williams, John                               2,244          $80,043        0.0024%           2,244         $80,043     0.0020%
                                   ------------------------------------------------    -----------  --------------   ---------
     TOTAL                          0   91,831,017    3,275,612,376      100.0000%     108,215,517  $4,004,666,840   100.0000%
                                    -----------------------------------------------    -----------  --------------   ---------



(1) Directly and through the following subsidiaries: Vornado Finance Corp., Vornado Investments Corporation, 40 East 14 Realty Associates General Partnership, 825 Seventh Avenue Holding Corporation, Menands Holding Corporation, and Two Guys From Harrison, N.Y., Inc.

(2) Pledged. (See Section 11.3.F of the Operating Partnership Agreement.)


Common Units
------------
Vornado                       85,069,127
Original Mendik Partners       4,865,790
Kennedy Partners               1,065,722
Freezer Services Partners        144,620
Westport Partners                  8,319
770 Broadway Partner             458,964
20 Broad Partners                 16,064
High Point Partners              202,411
                              ----------
                              91,831,017
                              ==========